UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2012

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817

(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 16, 2012, Nucor Corporation (“Nucor” or “the Company”) announced that its Board of Directors has elected John J. Ferriola, Nucor’s President and Chief Operating Officer, to the position of Chief Executive Officer and President, to be effective January 1, 2013. Effective on the same date, Daniel R. DiMicco, Nucor Chairman and Chief Executive Officer, will become Executive Chairman of Nucor and will remain an employee and director of the Company.

Mr. Ferriola, age 60, has served as President and Chief Operating Officer of Nucor and a member of its board of directors since January 2011. Prior to that, Mr. Ferriola served as Chief Operating Officer of Steelmaking Operations of Nucor from 2007 to 2010, Executive Vice President from 2002 to 2007 and Vice President from 1996 to 2001. With a degree in electrical engineering, Mr. Ferriola worked in various operating and management roles in the steel industry before joining Nucor. Additionally, there are no transactions involving the Company and Mr. Ferriola that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Ferriola’s election as Chief Executive Officer and President and Mr. DiMicco’s election as Executive Chairman is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item9.01.	Financial Statements and Exhibits.

(d)	Exhibits

 99.1 News Release of Nucor Corporation, issued November 16, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

	By:	/s/ James D. Frias
Date: November 16, 2012		James D. Frias Chief Financial Officer, Treasurer and Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release of Nucor Corporation, issued November 16, 2012

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